UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 12, 2018

Harvest Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10762	77-0196707
(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane, Suite 1000
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

(214) 451-6909

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As earlier reported, in February 2015, Harvest Natural Resources, Inc. (the “Company”), its subsidiary Harvest (US) Holdings, Inc. (“Harvest US”), Branta, LLC and Branta Exploration & Production Company, LLC (together, “Branta”) filed a complaint against Newfield Production Company (“Newfield”) in the United States District Court for the District of Colorado. The plaintiffs had previously sold oil and natural gas assets located in Utah’s Uinta Basin to Newfield pursuant to two purchase and sale agreements, each dated March 21, 2011. In the complaint the plaintiffs alleged, among other things, that prior to the sale, Newfield breached separate confidentiality agreements with Harvest US and Branta and violated antitrust laws, which resulted in a depressed sales price for the assets. In the complaint, the plaintiffs sought monetary damages, punitive damages, attorneys’ fees, interest, and costs for breach of contract, violation of the Colorado Antitrust Act, violation of the Sherman Antitrust Act and tortious interference with a prospective business advantage. The trial of this lawsuit was held before a judge on September 11 through 25, 2017. Post-trial briefs were filed in late 2017 and early 2018, and the parties awaited the judge’s ruling.

On April 12, 2018, the judge entered a final ruling in favor of Newfield on all of plaintiffs’ claims of relief and dismissed each claim, with prejudice. The Company will continue to consider this ruling to determine whether it may be in the best interest of the Company and its stockholders to take any further action with respect to this lawsuit, including possibly an appeal. However, there can be no assurances that the Company will take any further action at all, or, if any action is taken, whether it would prove to be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Date: April 13, 2018	By:	/s/ Harva Dockery
Harva Dockery
Agent

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